Exhibit 4

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made as of the ____ day of April, 2006, by and between Derma Sciences, Inc., a Pennsylvania corporation with offices located at 214 Carnegie Center, Suite 100, Princeton, New Jersey, 08540 (“Derma Sciences” or “the Company”) and _______________________ (“Purchaser”).

        This Agreement is made pursuant to the Purchase Agreement of even date herewith between the Company and the Purchaser (the “Purchase Agreement”). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide for the benefit of the Purchaser, and any subsequent holders of Registrable Securities (as defined below), the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

        The parties hereby agree as follows:

        1.    Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

        Closing Date: Has the meaning such term is given in the Purchase Agreement.

        Common Stock: The shares of common stock, par value $.01 per share, of the Company.

        Effective Date: The date that the Resale Registration Statement is declared effective by the SEC.

        Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

        Holder: Each beneficial holder from time to time of Registrable Securities.

        Indemnified Holder: See Section 6(a).

        NASD: National Association of Securities Dealers, Inc.

        Person:An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        Prospectus: The prospectus included in any Registration Statement, as supplemented by any prospectus supplement and as amended by all amendments, including post-effective amendments and all material incorporated by reference in such prospectus.

        Registrable Securities: The Underlying Common Stock; provided that Underlying Common Stock ceases to be a Registrable Security when it (i) has been effectively registered under Section 5 of the Securities Act and disposed of in accordance with any Registration Statement, (ii) has been distributed to the public pursuant to Rule 144 under the Securities Act (“Rule 144”) (or any similar provisions then in force) or (iii) is eligible for distribution to the public by the Holder pursuant to Rule 144(k) (or any similar provisions then in force).

        Registration Expenses: See Section 5.

        Registration Statement: Any registration statement of the Company which, in accordance with Section 3 hereof, covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

        Securities Act: The Securities Act of 1933, as amended from time to time.

        SEC: The Securities and Exchange Commission.

        Underlying Common Stock: The Common Stock comprising the Units together with the Common Stock issuable upon exercise of the Warrants.

        Units: The Company’s series H units, each consisting of four shares of Common Stock, $.01 par value, and one warrant to purchase one share of Common Stock at a price of $1.00 per whole share.

        Warrant Agreement: The Warrant Agreement between the Company and StockTrans, Inc., as warrant agent, governing the issuance and administration of the Warrants.

        Warrant Price: Has the meaning such term is given in the Warrant Agreement.

        Warrants: The warrants to purchase Common Stock issued pursuant to the Warrant Agreement and pursuant to the Purchase Agreement.

        Warrant Shares: The shares of Common Stock issuable upon exercise of the Warrants.

        2.    Securities Subject to this Agreement. Each Holder from time to time shall be entitled to the benefits of this Agreement. A Person is deemed to be a Holder whenever such Person is the beneficial owner of Registrable Securities. The Company is entitled to treat the record holder of Registrable Securities as beneficial owner of Registrable Securities unless otherwise notified by the Holder thereof.

        3.    Resale Registration; Timing of Filing, Effectiveness and Period of Usability. Subject to the provisions of Section 4 hereof, the Company shall use its best efforts to file not later than 60 days after the date hereof (“Anticipated Filing Date”), and use its best efforts to cause to be declared effective not later than 180 days after the date hereof (“Anticipated Effective Date”), a Registration Statement on any appropriate form under the Securities Act for all the Registrable Securities such as to permit the public resale of the Registrable Securities.

        In the event the Company fails to either file the Registration Statement by the Anticipated Filing Date or cause the Registration Statement to be declared effective by the Anticipated Effective Date or maintain the effectiveness of the Registration Statement for the entire Effectiveness Period (described below), then the Company shall pay to each Holder, as liquidated damages and not as a penalty, on the Anticipated Filing Date or Anticipated Effective Date or the date within the Effectiveness Period that the Registration Statement ceases to be effective, as applicable, and each monthly anniversary thereof until the Registration Statement is filed or declared effective, an amount equal to 2.0% of the aggregate purchase price paid by such Holder for the Units, such amount to be payable, at the election of the Company, either in cash or in Common Stock of the Company valued at the average closing bid price thereof on the OTC Bulletin Board for the ten trading days immediately preceding the date as to which the subject liquidated damages are calculated. Provided, however, if as of the Anticipated Effective Date the Registration Statement has not yet been declared effective, the Anticipated Effective Date shall be extended for the following periods: (a) such periods as the SEC has under consideration responses of the Company to its comments relative to the Registration Statement, and (b) such periods, not to exceed 20 days each, following the SEC’s responses to the filing by the Company of pre-effective amendments to the Registration Statement. Provided, further, liquidated damages payable by the Company hereunder may in no event exceed 10.0% of the purchase price paid by Holders for the Units.

        The Company agrees to use its best efforts to keep the Registration Statement continuously effective and usable for resale of Registrable Securities until the date which is three (3) years (the “Effectiveness Period”) after the date upon which the Commission declares the Registration Statement effective or such shorter period which shall terminate when all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or when all Registrable Securities otherwise have been sold pursuant to Rule 144 or are freely tradeable in essentially the same manner as contemplated in Section 4 below. The Effectiveness Period shall be extended, day for day, by the length of any “black out” periods declared pursuant to section 4(l) hereof.

        If, at any time or from time to time on or after the expiration of the Effectiveness Period, the Company determines to register Common Stock for its own account for a public offering or for the account of any of its stockholders to publicly sell their shares of Common Stock, other than a registration on Form S-1 or S-8 relating solely to employee stock option or purchase plans, the Company will promptly notify each Holder of such registration and, if such Holder notifies the Company of his/her/its desire to be included in such registration within five (5) business days of the Company’s notice, the Company will include the shares of Common Stock of such Holder and/or the shares issuable upon the exercise of the Warrants, as applicable, in such registration. The Company at its expense will keep such registration effective for a period of 180 days or until all of the Holders named in the registration statement have completed the distribution described in such registration statement, whichever first occurs, and will furnish such number of prospectuses and other documents incident thereto as such Holders from time to time may reasonably request.

        4.    Registration Procedures. In connection with the Company’s obligation to file a Registration Statement as provided in Section 3 hereof, the Company will as expeditiously as possible:

(a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders covered by such Registration Statement a copy of all such documents proposed to be filed, which documents will be subject to the review of such Holders, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Holders of a majority of the Registrable Securities covered by such Registration Statement shall reasonably object (provided that the Company may assume, for the purposes of the foregoing that any Holder has no objection if the Company has not received notice from such Holder within five business days after delivery of such documents to such Holder);

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder or otherwise necessary to keep the Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(c) notify each Purchaser and the Holders promptly, and confirm such advice in writing,

(1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

(2) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

(3) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

(e) furnish, without charge, to each Purchaser and, upon request, each Holder, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(f) deliver to each Purchaser and each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each Purchaser and each Holder in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(g) use its reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities in such jurisdictions as the Holders may reasonably specify in response to inquiries to be made by the Company, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(h) if any event shall occur as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered by a Holder, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(i) obtain a CUSIP number for all Registrable Securities (unless already obtained), not later than the Effective Date;

(j) make available for inspection during normal business hours by a representative of the Holders of a majority of the Registrable Securities and any attorney or accountant retained by such representative, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by such Holders or any such attorney or accountant in connection with the Registration Statement; provided that all such records, information or documents shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or is generally available to the public other than as a result of disclosure in violation of this Section 4(j);

(k) if at any time an event of the kind described in Section 4(h) shall occur, notify each Purchaser and the Holders that the use of the Prospectus must be discontinued (the Company will not declare any such “black-out” periods in excess of twenty business days during any twelve month period, unless otherwise required); and

(l) on or prior to the date the Registration Statement is declared effective by the SEC, cause all of the Underlying Common Stock to be listed for trading on the Boston Stock Exchange (or on any other national securities exchange) and the OTC Bulletin Board.

Each Holder as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to the

Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company described in Section 4(k), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(f) hereof, or until it is advised in writing by the Company (which notice the Company shall give as promptly as possible), that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

(m) upon request, deliver promptly to counsel of each Holder participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Holder to do such investigation at such Holder’s sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Holder agrees that it will use its best efforts not to interfere unreasonably with the Company’s business when conducting any such investigation and each Holder shall keep any such information received pursuant to this Section 4(m) confidential.

        5. Registration Expenses. All of the following expenses (“Registration Expenses”) incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether the Registration Statement becomes effective:

(a) all registration, filing and listing fees;

(b) fees and expenses of counsel acceptable to the Holders of a majority of the Registrable Securities for compliance with securities or blue sky laws;

(c) the Company’s printing, messenger, telephone and delivery expenses;

(d) fees and disbursements of counsel for the Company;

(e) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit necessary to satisfy the requirements of the Securities Act); and

(f) fees and expenses associated with any filings required to be made in connection with the Registration Statement.

        The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on the Boston Stock Exchange and the OTC Bulletin Board.

        6.     Indemnification and Contribution.

        (a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its officers, directors, employees and agents and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an “Indemnified Holder”) from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission thereof based upon information furnished in writing to the Company by such Holder or its agent expressly for use therein; provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission was completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. This indemnity will be in addition to any liability which the Company may otherwise have.

        If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing (but the omission to so notify the Company shall not relieve it of any liability that it may have against any Indemnified Holder otherwise than under this subsection), and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Indemnified Holders shall have the right, collectively, to employ their own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Holders unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and have failed to employ counsel reasonably satisfactory to the Indemnified Holders in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include the Indemnified Holders and the Company, and the Indemnified Holders shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Holders which are different from or additional to those available to the Company (in which case, if the Indemnified Holders notify the Company in writing that they elect to employ their own counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Holders, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for the Indemnified Holders which firm shall be designated in writing by the Indemnified Holders representing at least a majority of the aggregate principal amount of the outstanding Registrable Securities). Any such fees and expenses payable by the Company shall be paid to the Indemnified Holders entitled thereto as incurred by the Indemnified Holders. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless the Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

        (b)    Indemnification by Holder. Each Holder agrees to indemnify and hold harmless the Company, its respective directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its respective directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company, and the Company or its respective directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

        (c)    Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the sale of the Units to each Purchaser pursuant to the Purchase Agreement on the one hand and each Holder from the offering of the Registrable Securities by such Holder, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as the other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Holder on the other shall be deemed to be in the same proportion as the aggregate amount paid by each Purchaser to the Company pursuant to the Purchase Agreement for the Registrable Securities purchased by such Holder that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Holder paid for the Registrable Securities that were sold pursuant to the Registration Statement and the amount received by such Holder from such sale. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the particular Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6(c) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable consideration referred to in the first sentence of this Section 6(c). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending against any action or claim that is the subject of this Section 6(c). Notwithstanding the provisions of this Section 6(c), each Holder shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        7.    Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. If the Company is not subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company also covenants that it will provide the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder which continue to be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and it will take such further action as any holder of such Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, so long as such provision does not require the public filing of information relating to the Company which the Company is not otherwise required to file, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the SEC that does not require the public filing of information relating to the Company. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

        8. Miscellaneous.

        (a)    No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to their securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any such agreements.

        (b)    Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

        (c)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Registrable Securities.

        (d)    Notices. All notices, requests, consents and other communications hereunder shall be by telecopier, with a copy being mailed by a nationally recognized overnight express courier, and shall be deemed given when receipt is acknowledged by transmit confirmation report, and shall be delivered as addressed as follows:

(1) if to a Purchaser, at the most current address given by the Purchaser to the Company in accordance with the provisions of this Section 8(d) which address initially is as set forth at the head of this Agreement;

(2) if to a Holder, at its address of record as indicated on the books of the transfer agent and registrar for the Registrable Securities; and

(3) if to the Company, initially at its address set forth at the head of this Agreement and thereafter at such other addresses notice of which is given in accordance with the provisions of this Section 8(d).

        (e)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders.

        (f)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (g)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (h)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without reference to its rules as to conflicts of law) and the federal law of the United States of America.

        (i)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (j)    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        (k)    Calculation of Majority. For purposes of determining whether the Holders of a majority of the Registrable Securities have taken action pursuant thereto, any Warrants then outstanding shall be deemed to have been converted into Underlying Common Stock which shares shall be treated as outstanding for purposes hereof.

        9.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by one party hereto and delivered to the other party. Facsimile signatures are considered to be originals and shall have the same effect.

        10.    Remedies. The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Agreement and that such failure would not be adequately compensable in damages, and therefore agrees that its obligations and agreements contained in this Agreement may be specifically enforced. In addition, the Company shall also reimburse the Holders for any and all reasonable legal fees, expenses and disbursements incurred by them in enforcing their rights pursuant to this Agreement, regardless of whether any litigation was commenced; provided, however, that the Company shall not be liable for the fees and expenses of more than one law firm, which firm shall be designated by Taglich Brothers, Inc.

        IN WITNESS WHEREOF, the Purchaser and Company have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:
DERMA SCIENCES, INC.
By:
Edward J. Quilty President and Chief Executive Officer

PURCHASER (Business):
By:
[Name] [Title]

PURCHASER (Individuals):

(Additional Signature if Joint Ownership)